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                                                                    EXHIBIT 10.6
                                                                    ------------

              FIFTH AMENDMENT TO SENIOR REVOLVING LOAN AGREEMENT


     THIS AMENDMENT, made and entered into this second day of December, 1997, by and between CONSOLIDATION COAL COMPANY, a Delaware corporation ("Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Bank").

                                  WITNESSETH:

     WHEREAS, Borrower and Bank are parties to a Senior Revolving Loan Agreement dated as of December 23, 1993 (the "Loan Agreement"); and

     WHEREAS, Borrower and Bank desire to hereby amend the Loan Agreement in certain respects, effective December 2, 1997.

     NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, Borrower and Bank hereby agree as follows:

     1. The Loan Agreement is hereby amended in the following respects, effective December 2, 1997:

     A.  SECTION 2.3 is amended in its entirety to read as follows:

         SECTION 2.3  Fees.  The Borrower agrees to pay the Bank, for the
                      ----
     period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V)
                                                                    ---------
     commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee at the rate of (i) 0.05% per annum for each day in such period when the Credit Rating is Level I and (ii) 0.09% per annum for each day in such period when the Credit Rating is Level II and (iii) 0.20% per annum for each day in such period when the Credit Rating is Level III, on the daily average of the excess of the Commitment Amount over the outstanding principal amount of the Bank's Loans. Such commitment fees shall be payable by the Borrower quarterly in arrears to the Bank for the period ending on each Quarterly Payment Date, commencing with the first such day following December 2, 1997 and on the Commitment Termination Date.

     2. All other terms and conditions of the Loan Agreement shall remain in full force and effect.

     3. This Fifth Amendment may be executed by the parties hereto in several counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
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     IN WITNESS WHEREOF, Borrower and Bank have caused this Fifth Amendment to the Senior Revolving Loan Agreement to be executed by their respective, duly authorized officers or representatives as of the day and year first above written.


                                        CONSOLIDATION COAL COMPANY


                                        By /s/ Karen L. Zemba
                                          ----------------------------
                                        Karen L. Zemba, Vice President
                                        and Treasurer of CONSOL Inc.,
                                        Attorney-in-Fact


                                        MORGAN GUARANTY TRUST COMPANY OF
                                              NEW YORK


                                        By /s/ Kathryn Sayko-Yanes
                                          ----------------------------
                                        Name  Kathryn Sayko-Yanes
                                             -------------------------
                                        Title Vice President
                                              ------------------------
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                           SCHEDULE TO EXHIBIT 10.6


     In addition, to Exhibit 10.6, Consolidation Coal Company entered into Fifth Amendments to the Senior Revolving Loan Agreements of the same date with each of the following banks, all of which are substantially identical to Exhibit 10.6 in all material respects:

     PNC Bank

     The Bank of Nova Scotia

     Citibank N.A.

     Mellon Bank, N.A.